UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2007

Encorium Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21145	56-1668867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Glenhardie Corporate Center, 1275 Drummers Lane, Suite 100, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 975-9533

Covalent Group, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This 8-K/A is being filed solely to add additional information regarding the appointment of Paul Schmitt to the Board of Directors, as previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 15, 2007.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 15, 2007, the Board of Directors of Encorium Group, Inc. (the “Company”) appointed Paul Schmitt as a director of the Company effective February 15, 2007. There is no arrangement or understanding pursuant to which Mr. Schmitt was appointed director.

On the same basis as the other directors of the Company, Mr. Schmitt will be entitled to receive a fee of $37,500 per year paid at the rate of $3,125 per month, and may be reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board of Directors. In addition, Mr. Schmitt is eligible to receive an annual grant to purchase 20,000 shares of the Company’s common stock.

As are the other directors and officers of the Company, Mr. Schmitt will become a party to an indemnity agreement with the Company, which requires the Company to indemnify directors and officers to the fullest extent permitted by Delaware law. The form of the Indemnity Agreement was filed as Exhibit 10.1 to our Quarterly Report on Form 10-QSB with the Securities and Exchange Commission on August 13, 2002 and is incorporated herein by reference.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORIUM GROUP, INC.

Dated: February 21 , 2007	By:	Lawrence R. Hoffman
	Name:	Lawrence R. Hoffman
	Title:	Executive Vice President, General Counsel, Secretary and Chief Financial Officer

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